Exhibit 99.1

FOR ADDITIONAL INFORMATION:

Investor Relations Contact:	Media/Editorial Contact:

Applied Micro Circuits Corporation Debra Hart	The Ardell Group Angela Edgerton
Phone: (858) 535-4217	Phone: (858) 792-2941
E-Mail: dhart@amcc.com	E-Mail: angela@ardellgroup.com

Tuesday, April 20, 2004

Company Press Release

APPLIED MICRO CIRCUITS CORPORATION ANNOUNCES

FOURTH QUARTER FISCAL 2004 FINANCIAL RESULTS

SAN DIEGO—April 20, 2004—Applied Micro Circuits Corporation [NASDAQ: AMCC] today reported its financial results for the fourth quarter of fiscal 2004.

Net revenues for the fourth quarter of fiscal 2004 were $47.4 million, up 24% sequentially from the $38.2 million reported in the third quarter of fiscal 2004. Year over year, net revenues for the fourth quarter of fiscal 2004 were up 136% from the $20.1 million reported in the fourth quarter of fiscal 2003.

For the fourth quarter of fiscal 2004 on a generally accepted accounting principles (GAAP) basis, the net loss was $2.1 million or $0.01 per share, compared with a net loss of $26.4 million or $0.09 per share for the third quarter of fiscal 2004 and a net loss of $229.1 million or $0.76 per share for the fourth quarter of fiscal 2003.

The pro forma net income for the fourth quarter of fiscal 2004, was $237,000 or $0.00 per share, compared to the pro forma net loss of $7.1 million or $0.02 per share in the third quarter of fiscal 2004 and the pro forma net loss $15.0 million or $0.05 per share in the fourth quarter of fiscal 2003.

Net revenues for the year ended March 31, 2004 were $131.2 million compared to $101.6 million reported for the year ended March 31, 2003.

The GAAP net loss for the year ended March 31, 2004 was $104.9 million or $0.34 per share, compared to the net loss of $745.5 million or $2.47 per share for the year ended March 31, 2003. The pro forma net loss for the year ended March 31, 2004 was $22.8 million or $0.07 per share, compared with the pro forma net loss of $56.6 million or $0.19 per share for the year ended March 31, 2003.

During the fourth quarter of fiscal 2004, AMCC signed a definitive agreement to acquire 3Ware, Inc. 3Ware provides high-performance, high capacity Serial ATA (SATA) storage solutions for emerging storage applications such as disk-to-disk backup, near-line storage, network-attached storage (NAS), video, and high-performance computing. Subsequent to quarter end, on April 1, 2004, AMCC paid approximately $145 million in cash to complete this transaction. In addition, on April 13, 2004, AMCC announced a definitive agreement to acquire intellectual property and a portfolio of assets associated with IBM’s 400 series of embedded PowerPC(R) standard products, in addition to a Power Architecture license for approximately $227 million in cash. The PowerPC 400 series product line delivers performance and a rich mix of features for Internet, communication, data storage, consumer and imaging applications.

Commenting on the results, Dave Rickey, Chairman of the Board, President and Chief Executive Officer said, “This earnings report represents an important milestone for AMCC, as we have returned to profitability on a pro forma basis. We reached this milestone through the tremendous efforts of our employees and a relentless focus on our customers.”

Rickey continued, “I am encouraged by the momentum I am seeing in our business and excited about the opportunity which the recently announced acquisitions provide AMCC. The pending acquisition of the IBM PowerPC 400 product line is highly synergistic with our existing WAN and Storage IC portfolio and, when closed, will provide AMCC with immediate revenue while expanding our reach in the networking, storage and consumer markets. The recently completed acquisition of 3Ware provides AMCC entry into the SATA RAID market, one of the fastest growth segments in storage today. In addition, 3Ware’s customers and channel relationships complement our existing Fibre Channel Host Bus Adapter strategy.”

AMCC reports its financial results in accordance with GAAP and additionally on a non-GAAP basis referred to as pro forma. These pro forma measures are not in accordance with, nor are they a substitute for, GAAP measures and may not be consistent with the presentation used by other companies. AMCC uses the pro forma financial measures to evaluate and manage the Company’s operations. AMCC is providing this information to investors to allow for the performance of additional financial analysis and because it is consistent with the financial models and estimates published by analysts who follow the Company.

The pro forma results exclude the following items which are required by GAAP: cumulative effect of accounting changes, goodwill and other purchased intangible asset impairment charges, restructuring costs, on-going amortization of purchased intangibles, acquired in-process research and development charges, stock-based compensation charges related to acquired companies, certain excess inventory charges and benefits, payroll tax effects of certain stock option exercises, and net gains and losses related to strategic equity investments and real estate transactions. Income taxes are adjusted to an estimated pro forma effective tax rate. See the attached reconciliation of the GAAP net loss to the pro forma net income or loss, which quantifies the amounts excluded from pro forma basis results.

For More Information

AMCC management will be holding a conference call today, April 20, 2004, at 2:00 p.m. Pacific Time/5:00 p.m. Eastern Time to discuss additional details regarding the Company’s performance for the fourth quarter of fiscal 2004 and to provide guidance for the first quarter of fiscal 2005. You may access the conference call via any of the following:

Teleconference:	719-457-2698
Conference ID:	417893
Web Broadcast:	http://www.amcc.com
Replay:	719-457-0820 (available for 7 days following the call)

AMCC Overview

AMCC designs, develops, manufactures, and markets silicon networking solutions for global wide area networks (WAN) and storage area networks (SAN). The Company’s proven design expertise, coupled with system-level knowledge and multiple silicon process technologies, provides integrated circuits that span the complete WAN PHY-to-fabric roadmap and a robust portfolio of networked storage products addressing Host Bus Adapters, storage array, switching, and SAN extension requirements. The Company’s system solution portfolio addresses the high-performance needs of both transport and switching and routing applications within the evolving intelligent optical network, as well as Fibre Channel hardware and software products for high-growth networked storage. AMCC’s corporate headquarters are located in San Diego, California. Sales and engineering offices are located throughout the world. For further information regarding AMCC, please visit our web site at http://www.amcc.com or call our shareholder information line at (888) 982-AMCC (2622).

This news release contains forward-looking statements, including statements regarding the Company’s business momentum and the pending acquisition of the PowerPC 400 series product line, that are subject to certain risks and uncertainties, including, but not limited to, customer demand for the Company’s products, the businesses of the Company’s major customers, reductions, rescheduling or cancellation of orders by the Company’s customers, successful and timely development of products, market acceptance of new products, manufacturing capacity and execution, integration of the PowerPC 400 series product line into the Company’s business, realization of the anticipated benefits of the acquisition and general economic conditions. More information about potential factors that could affect the Company’s business and financial results is included in the “Risk Factors” set forth in the Company’s Annual Report on Form 10-K for the year ended March 31, 2003, and the Company’s other filings with the Securities and Exchange Commission. Actual results could differ materially, as a result of such factors, from those set forth in the forward-looking statements.

Power Architecture is a trademark of IBM. Other trademarks are property of their respective owners.

-Financial Tables Follow

APPLIED MICRO CIRCUITS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

($ in thousands)

	March 31, 2004	March 31, 2003
ASSETS

Current assets:
Cash, cash equivalents and short-term investments	$861,041	$1,036,140
Accounts receivable, net	23,284	5,634
Inventories	8,490	7,178
Other current assets	16,208	23,623

Total current assets	909,023	1,072,575
Property and equipment, net	37,271	62,035
Other assets	1,616	759
Purchased intangibles	240,193	88,219

Total assets	$1,188,103	$1,223,588

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$18,164	$12,689
Other current liabilities	49,089	37,446
Current portion of long-term debt & capital leases	303	1,265

Total current liabilities	67,556	51,400
Stockholders’ equity	1,120,547	1,172,188

Total liabilities and stockholders’ equity	$1,188,103	$1,223,588

Certain prior year amounts have been reclassified to conform with the current period presentation.

APPLIED MICRO CIRCUITS CORPORATION

GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share data)

	Three months ended			Year ended
	Mar 31, 2004	Dec 31, 2003	Mar 31, 2003	Mar 31, 2004	Mar 31, 2003
Net revenues	$47,354	$38,189	$20,103	$131,177	$101,591
Cost of revenues	20,862	17,471	13,431	57,601	61,900

Gross profit	26,492	20,718	6,672	73,576	39,691
Operating expenses:
Research and development	27,314	30,052	30,931	112,594	131,909
Selling, general and administrative	10,229	13,493	13,806	45,121	59,588
Stock-based compensation:
Research and development	598	2,142	8,283	15,444	70,840
Selling, general and administrative	369	375	3,490	5,195	58,510
Amortization of purchased intangibles	408	689	—	1,097	—
Acquired in-process research and development	—	16,100	—	21,800	—
Impairment of goodwill and other intangible assets	—	—	186,389	—	390,673
Restructuring charges (benefits)	(973)	(200)	1,750	22,325	7,250

Total operating expenses	37,945	62,651	244,649	223,576	718,770

Operating loss	(11,453)	(41,933)	(237,977)	(150,000)	(679,079)
Interest and other income, net	7,540	15,493	8,835	43,347	35,767

Loss before income taxes	(3,913)	(26,440)	(229,142)	(106,653)	(643,312)
Income tax expense (benefit)	(1,776)	—	—	(1,776)	—

Loss before cumulative effect of accounting change	(2,137)	(26,440)	(229,142)	(104,877)	(643,312)
Cumulative effect of accounting change	—	—	—	—	(102,229)

Net loss	$(2,137)	$(26,440)	$(229,142)	$(104,877)	$(745,541)

Basic and diluted loss per share:
Loss per share before cumulative effect of accounting change	$(0.01)	$(0.09)	$(0.76)	$(0.34)	$(2.14)

Loss per share	$(0.01)	$(0.09)	$(0.76)	$(0.34)	$(2.47)

Shares used in calculating diluted loss per share	310,083	306,823	302,875	306,476	301,252

APPLIED MICRO CIRCUITS CORPORATION

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share data)

	Three months ended			Year ended
	Mar 31, 2004	Dec 31, 2003	Mar 31, 2003	Mar 31, 2004	Mar 31, 2003
Net revenues	$47,354	$38,189	$20,103	$131,177	$101,591
Cost of revenues	16,809	14,132	11,579	47,729	53,077

Gross profit	30,545	24,057	8,524	83,448	48,514
Operating expenses:
Research and development	27,286	30,038	30,940	112,547	131,914
Selling, general and administrative	10,204	13,414	13,806	45,014	59,588

Total operating expenses	37,490	43,452	44,746	157,561	191,502

Operating loss	(6,945)	(19,395)	(36,222)	(74,113)	(142,988)
Interest and other income, net	7,354	7,080	10,435	34,748	45,354

Income (loss) before income taxes	409	(12,315)	(25,787)	(39,365)	(97,634)
Income tax expense (benefit)	172	(5,171)	(10,831)	(16,531)	(41,006)

Net income (loss)	$237	$(7,144)	$(14,956)	$(22,834)	$(56,628)

Diluted income (loss) per share:
Income (loss) per share	$0.00	$(0.02)	$(0.05)	$(0.07)	$(0.19)

Shares used in calculating diluted income (loss) per share	316,839	306,823	302,875	306,476	301,252

The above pro forma statements are based on the Company’s consolidated statements of operations for the periods presented. This pro forma information is not prepared in accordance with generally accepted accounting principles and may not be consistent with the presentation used by other companies. The pro forma operating results are used by the Company’s management to evaluate the operating performance of the Company and are also consistent with the financial models and estimates published by analysts who follow the Company. See the schedule of pro forma adjustments for a reconciliation of the pro forma results to the GAAP basis results.

APPLIED MICRO CIRCUITS CORPORATION

RECONCILIATION OF GAAP TO PRO FORMA NET INCOME/LOSS

(unaudited)

(in thousands)

	Three months ended			Year ended
	Mar 31, 2004	Dec 31, 2003	Mar 31, 2003	Mar 31, 2004	Mar 31, 2003
GAAP net loss	$(2,137)	$(26,440)	$(229,142)	$(104,877)	$(745,541)
Adjustments:
Stock-based compensation related to acquired companies	989	2,670	12,044	21,203	131,877
Amortization of purchased intangibles	4,439	3,865	1,572	11,447	6,287
Impairments of goodwill and other intangibles	—	—	186,389	—	390,673
Cumulative effect of accounting change	—	—	—	—	102,229
Restructuring costs / (benefits)	(973)	(200)	1,750	22,325	7,250
Valuation allowance for strategic equity investments	—	—	1,600	—	13,250
Gain on the sale of real estate	—	(7,551)	—	(7,551)	(3,663)
Realized gains on strategic equity investments	(186)	(862)	—	(1,048)	—
Sale of excess inventory benefit	—	—	—	(1,053)	—
Acquired in-process research and development	—	16,100	—	21,800	—
Payroll taxes on certain stock option exercises	53	103	—	165	4
Income tax adjustments	(1,948)	5,171	10,831	14,755	41,006

Total GAAP to pro forma adjustments	2,374	19,296	214,186	82,043	688,913

Pro forma net income (loss)	$237	$(7,144)	$(14,956)	$(22,834)	$(56,628)

APPLIED MICRO CIRCUITS CORPORATION

SCHEDULE OF SELECTED PRO FORMA ADJUSTMENTS

(unaudited)

(in thousands)

The following schedule reconciles selected line items from the GAAP basis statements of operations to the pro forma statements of operations:

	Three months ended			Year ended
	Mar 31, 2004	Dec 31, 2003	Mar 31, 2003	Mar 31, 2004	Mar 31, 2003
GROSS PROFIT:
GAAP gross profit	$26,492	$20,718	$6,672	$73,576	$39,691
Amortization of purchased intangibles	4,031	3,176	1,572	10,350	6,287
Sale of excess inventory benefit	—	—	—	(1,053)	—
Stock-based compensation related to acquired companies	22	153	280	564	2,536
Payroll taxes on certain stock option exercises		10	—	11	—

Pro forma gross profit	$30,545	$24,057	$8,524	$83,448	$48,514

OPERATING EXPENSES:
GAAP operating expenses	$37,945	$62,651	$244,649	$223,576	$718,770
Amortization of purchased intangibles	408	689	—	1,097	—
Acquired in-process research and development	—	16,100	—	21,800	—
Impairments of goodwill and other intangible assets	—	—	186,389	—	390,673
Stock-based compensation related to acquired companies	967	2,517	11,764	20,639	129,341
Restructuring costs (benefits)	(973)	(200)	1,750	22,325	7,250
Payroll taxes on certain stock option exercises	53	93	—	154	4

Pro forma operating expenses	$37,490	$43,452	$44,746	$157,561	$191,502

OTHER INCOME (EXPENSE), NET:
GAAP other income (expense), net	$7,540	$15,493	$8,835	$43,347	$35,767
Gain on the sale of real estate	—	(7,551)	—	(7,551)	(3,663)
Realized gains on strategic equity investments	(186)	(862)	—	(1,048)	—
Valuation allowance for strategic equity investments	—	—	1,600	—	13,250

Pro forma other income (expense), net	$7,354	$7,080	$10,435	$34,748	$45,354